EXHIBIT 99.1

FOR:	CONTACT:
Precision Auto Care, Inc.	Robert R. Falconi
748 Miller Drive, SE	President/CEO
Leesburg, VA 20175	(800) 438-8863, ext. 214
www.PrecisionTune.com

FOR IMMEDIATE RELEASE

Precision Auto Care, Inc. Announces Plans

To Voluntarily File For Deregistration With SEC

LEESBURG, VA — February 14, 2008, Precision Auto Care, Inc. (OTCBB: PACI), whose affiliate, Precision Franchising LLC, franchises Precision Tune Auto Care centers around the world, announced today that it intends to voluntarily deregister its common stock on or about February 22, 2008. Precision Auto Care, Inc. intends to suspend its reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission. It is eligible to voluntarily deregister because it has fewer than 300 shareholders of record.

Upon the filing of the Form 15, Precision Auto Care, Inc.’s obligation to file certain reports with the SEC, including Forms 10-KSB, 10-QSB, and 8-K, will immediately be suspended. Precision Auto Care, Inc. expects that the deregistration of its common stock will become effective 90 days after the date of filing the Form 15 with the SEC. The Company anticipates that its common stock will no longer be quoted on the Over-the-Counter Bulletin Board, and expects that, following deregistration with the SEC, its common stock will be quoted on the Pink Sheets®, an electronic quotation service for over-the-counter securities. The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com. The Company intends to provide to the public information for market makers to be able to quote the Company’s common stock on the Pink Sheets, but the Company can give no assurances that any broker will make a market in the Company’s common stock.

“The Company’s Board of Directors decided to take this action because it believes that the burdens associated with operating as a registered public company currently outweigh any advantage to PACI and it stockholders. Among the factors that the Board considered were the costs of preparing and filing periodic reports with the SEC; the elimination of the substantial legal, audit and other costs associated with being a reporting company including the substantial increase in costs associated with the requirements of the Sarbanes-Oxley Act of 2002 and the related SEC rules; the limited nature and extent of current trade in the Company’s common stock; and the lack of analysis’ coverage and minimal liquidity for the Company’s common stock,” stated the Company’s President & CEO, Robert R. Falconi. “Many small public companies are choosing to deregister because of these same concerns. We believe that freeing up these resources will create value for our shareholders by allowing us to better execute our

Precision Auto Care, Inc. Announces Plans to

Voluntarily File for Deregistration With SEC

www.PrecisionTune.com

business plan, and improve our long term financial strength.”

Precision Auto Care, Inc.’s affiliate, Precision Franchising LLC, is one of the world’s leading franchisors of auto care centers, with 392 operating centers as of February 14, 2008. The Company franchises Precision Tune Auto Care centers around the world.

Cautionary Statement:  The statements in this press release contain forward-looking statements within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.  These statements are based on the Company’s current expectations, estimates and projections.  Statements that are not historical facts are forward-looking statements and typically are identified by words like “believe,” “anticipate,” “could,” “estimate,” “expect,” “intend,” “plan,” “project,” “will” and similar terms.  These statements are not guarantees of future performance, events or results and involve potential risks and uncertainties.  Accordingly, actual results may differ from current expectations, estimates and projections.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may impact the Company’s actual results include: (i) business conditions and the general economy; (ii) the federal, state and local regulatory environment; (iii) increased competitive pressure in the automotive after-market services business;  (iv) significant automotive technology advances;  (v) management’s ability to execute the Company’s business plan; and (vi) the Company’s ability to sell franchises in each state.  Additional information concerning risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the forward-looking statements are in the Company’s filings with the Securities and Exchange Commission and in its Annual Report on Form 10-KSB for the year ended June 30, 2007.  The forward-looking statements contained in this prospectus represent the Company’s judgment as of the date of this prospectus, and you should not unduly rely on these statements.